EXHIBIT 99

                    SECOND MODIFICATION AND JOINDER AGREEMENT
                    ------------------------------------------

     THIS SECOND MODIFICATION AND JOINDER AGREEMENT ("Agreement"), dated as of the 25th day of August, 1999, is made by, between and among METRO INFORMATION SERVICES, INC., a Virginia corporation ("Borrower"), METRO INFORMATION SERVICES OF NORTHERN CALIFORNIA, INC., a Virginia corporation ("Metro NC"), METRO INFORMATION SERVICES OF LOS ANGELES,
INC., a Virginia corporation ("Metro LA"), METRO INFORMATION SERVICES OF ORANGE COUNTY, INC., a Virginia corporation ("Metro OC"), METRO
INFORMATION SERVICES OF PENNSYLVANIA, INC. a Virginia corporation
("Metro PA"), METRO INFORMATION SERVICES-ATS, INC., a Virginia corporation ("Metro ATS"), ACUITY TECHNOLOGY SERVICES, LLC, a Virginia limited liability company ("Acuity LLC") (Metro NC, Metro LA, Metro OC, Metro PA, Metro ATS and Acuity LLC are sometimes hereinafter individually referred to as "Guarantor" and collectively referred to as "Guarantors"), BANK OF AMERICA, N.A. d/b/a NationsBank, N.A., successor to NationsBank, N.A. ("Bank of America"), CRESTAR BANK ("Crestar"),
FIRST UNION NATIONAL BANK ("First Union") and Wachovia Bank, N.A. ("Wachovia") (Bank of America, Crestar, First Union and Wachovia are sometimes hereinafter individually referred to as a "Lender" and collectively referred to as "Lenders").

                                R E C I T A L S:
                                -----------------

     A. Borrower, Bank of America, Crestar and First Union are parties to a Credit Agreement, dated June 20, 1997, as modified by a First Modification Agreement, dated as of January 15, 1999 (collectively, the "Credit Agreement"), pursuant to which each bank has provided Borrower with a line of credit facility in the amount of $30,000,000.

     B. Borrower has requested, and each Lender has agreed, that (i) Bank of America, Crestar and First Union each increase the amount of their respective line of credit facility to $35,000,000, and (ii) Wachovia become a Lender under the Credit Agreement and all related documents and provide a line of credit facility to Borrower in the amount of $20,000,000, so that the four lines of credit total $125,000,000, on the terms and subject to the conditions set forth in this Agreement and the Credit Agreement.

     C. Each Guarantor is a wholly owned subsidiary of Borrower, or a remote subsidiary of Borrower, and has unconditionally guaranteed payment of the Obligations of Borrower under the Credit Agreement. Guarantors join in this Agreement to evidence their consent to the modification to the Loan Documents set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and the Credit Agreement, and for other good and valuable consideration, the parties stipulate and agree as follows:

          1.   DEFINITIONS. Unless the context otherwise requires, terms used in
               -----------
this Agreement will have the same meanings and definitions as set forth in the Credit Agreement.

          2. JOINDER OF WACHOVIA. Wachovia joins in and becomes a party to the
             -------------------
Credit Agreement and the Loan Documents, and in all respects shall be considered a Lender under the Credit Agreement and the other Loan Documents. Wachovia will have all of the rights and obligations of a Lender under the Loan Documents.

          3. MODIFICATIONS TO LOAN DOCUMENTS. The Loan Documents are modified
             -------------------------------
and amended as follows:

             3.1. The definition of the terms "Commitment" and "Process Agent" contained in Section 1.1 of the Credit Agreement are deleted and the following definitions are substituted in lieu thereof:

             "Commitment" means, with respect to each of Bank of America, Crestar and First Union, $35,000,000, and with respect to Wachovia, $20,000,000.

             "Commitment Termination Date" means, as to each Lender, June 20, 2004, as extended, pursuant to Section 2.1, or such earlier date as Borrower may designate by not less than 30 days' advance written notice to a Lender.

             "Process Agent" means C. Grigsby Scifres, Esquire, whose
address is   Williams, Mullen, Clark & Dobbins, P.C., 900 One
Columbus Center, Virginia Beach, Virginia 23462.

             3.2. The maximum aggregate principal amount of Advances on the Loans by all of the Lenders, as referenced in Section 2.1(a) of the Credit Agreement, is increased from $90,000,000 to $125,000,000. Each reference in the Loan Documents, and in any exhibits thereto, to the sum $90,000,000 is modified to refer to the sum $125,000,000. Each reference in the Loan Documents, and in any exhibits thereto, to the sum $30,000,000 is modified to refer to the sum $35,000,000 as to Bank of America, Crestar and First Union, and the sum $20,000,000 as to Wachovia.

             3.3. All references in the Loan Documents to NationsBank, N.A., are changed to mean and refer to Bank of America.

             3.4. Schedule 2.2 attached to the Credit Agreement is deleted and replacement Schedule 2.2 attached to this Agreement as EXHIBIT A is substituted in lieu thereof. The average unused commitment fee for Wachovia for its Commitment Period, as set forth in Schedule 2.2, shall be payable to Wachovia quarterly in arrears beginning on November 30, 1999, and continuing quarterly thereafter during Wachovia's Commitment Periods, with the final installment of such commitment fee being paid to Wachovia on its Commitment Termination Date, which shall be prorated on a daily basis if less than a full calendar quarter, or calendar month, as the case may be, has elapsed once the final installment is paid.

             3.5. In Section 10.6 of the Credit Agreement, the
NationsBank address and other contact information is deleted and the following address and other contact information for Bank of America is substituted in lieu thereof:

                   Bank of America, N.A.
                   Commercial Banking
                   One Commercial Place, 3rd Floor
                   Norfolk, Virginia 23510-2103
                   ATTN:  Nancy A. Old
                   Facsimile No. 757-441-8237

             3.6. In Section 10.6 of the Credit Agreement, the address and other contact information for Steven W. Burke, Esquire is deleted and the following address and other contact information for copies of all notices to Borrower is substituted in lieu thereof:

                   C. Grigsby Scifres, Esquire
                   Williams, Mullen, Clark & Dobbins, P.C.
                   900 One Columbus Center
                   Virginia Beach, Virginia 23462-6762
                   Facsimile No. 757-473-0395

             3.7. In Section 10.6 of the Credit Agreement, the following address and other contact information for Wachovia is inserted for purposes of notices to Wachovia:

                   Wachovia Bank, N.A.
                   Corporate Banking
                   400 World Trade Center
                   Post Office Box 12602
                   Norfolk, Virginia 23541-0602
                   ATTN:  Charnette Simmons
                   Facsimile No. 757-640-5690

             3.8. The term "Loan Documents" defined in Section 1.1 of the Credit Agreement also includes, without limitation, this Agreement, the Replacement Notes and the Wachovia Note delivered to the Lenders pursuant to
Section 4 below, and the security agreements and guaranties delivered to the Lenders pursuant to Section 5 below.

          4. WACHOVIA NOTE AND REPLACEMENT NOTES. Borrower will deliver to each
             -----------------------------------
of Bank of America, Crestar and First Union a replacement commercial note (each hereinafter referred to as a "Replacement Note") which shall (i) be executed by Borrower and dated the date of this Agreement, (ii) be payable to the order of each such Lender at its respective office in the amount of $35,000,000, (iii) bear interest in accordance with Section 3.6 of the Credit Agreement and (iv) be in the form of EXHIBIT B attached to and incorporated in this Agreement with blanks appropriately completed in conformity with the Credit Agreement and this Agreement. Borrower will deliver to Wachovia a commercial note (the "Wachovia Note") which shall (i) be executed by Borrower and dated the date of this Agreement, (ii) be payable to the order of Wachovia at its office in the amount of $20,000,000, (iii) bear interest in accordance with Section 3.6 of the Credit Agreement and (iv) be in the form of EXHIBIT C attached to and incorporated in this Agreement with blanks appropriately completed in conformity with the Credit Agreement and this Agreement. All references in the Loan Documents to the Notes will be deemed to refer to the Replacement Notes and Wachovia Note delivered in accordance with this Agreement. On delivery to a Lender of its Replacement Note, such Lender will return its original Note to Borrower.

          5. WACHOVIA SECURITY AGREEMENTS AND GUARANTIES. Borrower will deliver
             -------------------------------------------
to Wachovia a security agreement ("Wachovia Security Agreement") in the form of EXHIBIT B to the Credit Agreement and will file UCC-1 financing statements to perfect Wachovia's security interest in the Collateral. Each Guarantor will deliver to the Lenders (i) a replacement guaranty ("Replacement Guaranty") in the form of EXHIBIT D to the Credit Agreement and (ii) a replacement security agreement ("Replacement Security Agreement") in the form of EXHIBIT E to the Credit Agreement. Each Guarantor, other than Metro ATS, will file UCC-1 financing statements to perfect Wachovia's security interest in the Collateral owned by each Guarantor. On delivery to each Lender, other than Wachovia, of the Replacement Guaranties and Replacement Security Agreements from the Guarantors, the Lenders will return the original Guaranties and Subsidiary Security Agreements to the Guarantors.

          6. CONDITIONS TO EFFECTIVENESS. This Agreement is limited as specified
             ---------------------------
and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement, or any other Loan Documents. This Agreement shall become effective on the date (the "Modification Agreement Effective Date") when each of the following conditions have been satisfied by Borrower and Guarantors or waived by the Lenders:

             6.1. Borrower, Guarantors and each Lender shall have signed a counterpart of this Agreement (whether the same or different counterparts);

             6.2. The Lenders shall have received from Williams, Mullen, Clark, and Dobbins, P.C., counsel to the Borrower and Guarantors, an opinion addressed to the Lenders and dated the Modification Agreement Effective Date, in form and substance reasonably satisfactory to the Lenders and covering such matters incident to the Loan Documents, this First Modification Agreement and the transactions contemplated herein as the Lenders may reasonably request;

             6.3. The Lenders shall have received Resolutions of the Board of Directors of the Borrower and Guarantors, which Resolutions shall be certified by the Secretary or any Assistant Secretary of such entity and shall authorize the execution, delivery and performance by each such party of this Agreement and any documents contemplated hereby, and the consummation of the transactions contemplated hereby;

             6.4. The Lenders shall have received from the Borrower and Guarantors all of the documents required by Sections 4 and 5 above, duly executed, and all UCC-1 financing statements in favor of Wachovia as secured party shall have been filed;

             6.5. The Lenders shall have received a Certificate from the Borrower in the form prescribed pursuant to Section 4.1(c) of the Credit Agreement; and

             6.6. The Lenders shall have received a Certificate of Good Standing for the Borrower and for each Guarantor issued by the State Corporation Commission of Virginia dated within 60 days prior to the date of this Agreement, together with Certificates issued by other states confirming the Borrower and each Guarantor is qualified to do business in each jurisdiction in which it does business.

          7. FURTHER ASSURANCES. Borrower and Guarantors will execute and
             ------------------
deliver, or cause to be executed and delivered, and do or make, or cause to be done or made, on the reasonable request of any Lender, any and all instruments, documents, acts or things, supplemental, confirmatory or otherwise, for the purpose of effecting the modifications to the Loan Documents described in this Agreement.

          8. CONFLICT BETWEEN DOCUMENTS; RATIFICATION. If there is any conflict
             ----------------------------------------
between the terms and conditions of this Agreement or any note, guaranty or security agreement delivered in accordance with this Agreement and any one or more of the terms and conditions of any other Loan Document, the terms and conditions of this Agreement or the documents delivered pursuant to this Agreement, as applicable, will supercede and control. Except as modified by the provisions of this Agreement, the Borrower and each Lender hereby ratifies and reaffirms all of the provisions of the Loan Documents.

          9. MULTIPLE COUNTERPARTS. This Agreement may be executed in any number
             ---------------------
of counterparts, all of which taken together will constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

          10. GOVERNING LAW. This Agreement has been prepared, is being executed
              -------------
and delivered, and is intended to be performed in the Commonwealth of Virginia. The substantive laws of such state and the applicable federal laws of the United States of America will govern the validity, construction, enforcement and interpretation of this Agreement and all of the other Loan Documents.

          11. GUARANTORS' CONSENT. Each Guarantor consents to the modifications
              -------------------
to Loan Documents set forth in this Agreement and to the increase in the Obligations which they have guaranteed. The Guarantors ratify and affirm all their obligations under their respective guarantees as modified by this Agreement. By executing and delivering this Agreement, each Guarantor agrees that all Obligations (including, without limitation, the additional Loans which may be incurred pursuant to the maximum Commitments after giving effect to this Agreement) shall be fully guaranteed pursuant to the Guaranty to which each is a party in accordance with the terms and provisions thereof, and shall be fully secured pursuant to each Guarantor's respective Security Agreement.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


                                     METRO INFORMATION SERVICES, INC.

                                     By: /s/ Robert J. Eveleigh
                                        -----------------------
                                     Robert J. Eveleigh,
                                     Vice President and Chief Financial Officer

                                     METRO INFORMATION SERVICES OF LOS
                                     ANGELES, INC.

                                     By: /s/ Robert J. Eveleigh
                                        -----------------------
                                     Robert J. Eveleigh,
                                     Secretary and Treasurer

                                     METRO INFORMATION SERVICES OF NORTHERN
                                     CALIFORNIA, INC.

                                     By: /s/ Robert J. Eveleigh
                                       ------------------------
                                     Robert J. Eveleigh,
                                     Secretary and Treasurer

                                     METRO INFORMATION SERVICES OF ORANGE
                                     COUNTY, INC.

                                     By: /s/ Robert J. Eveleigh
                                       ------------------------
                                     Robert J. Eveleigh,
                                     Secretary and Treasurer

                                     METRO INFORMATION SERVICES OF PENNSYLVANIA,
                                     INC.

                                     By: /s/ Robert J. Eveleigh
                                       ------------------------
                                     Robert J. Eveleigh,
                                     Secretary and Treasurer

                                     METRO INFORMATION SERVICES-ATS, INC.

                                     By: /s/ Robert J. Eveleigh
                                       ------------------------
                                     Robert J. Eveleigh,
                                     Secretary and Treasurer

                                     ACUITY TECHNOLOGY SERVICES, LLC

                                     By: /s/ Robert J. Eveleigh
                                       ------------------------
                                     Robert J. Eveleigh,
                                     Secretary and Treasurer

                                     BANK OF AMERICA, N.A.
                                     d/b/a NationsBank, N.A.,
                                     successor to NationsBank, N.A.

                                     By: /s/ Nancy A. Old
                                        -----------------
                                     Nancy A. Old,
                                     Vice President

                                     CRESTAR BANK

                                     By: /s/ Joel S. Rhew
                                        -----------------
                                     Joel S. Rhew,
                                     Senior Vice President

                                     FIRST UNION NATIONAL BANK

                                     By: /s/ Bonnie A. Banks
                                        --------------------
                                     Bonnie A. Banks,
                                     Vice President

                                     WACHOVIA BANK, N.A.

                                     By: /s/ James M. Themides
                                        ----------------------
                                     James M. Themides
                                     Sr. Vice President

65029035/Second Modification/SECOND MODIFICATION & JOINDER AGREEMENT

                                    EXHIBIT A
                                    ---------

                                  SCHEDULE 2.2

                             UNUSED COMMITMENT FEES

----------------------------- ---------------------- ------------------ ----------------------- ---------------------

        FUNDED DEBT
         TO EBITDA                 FIRST UNION            CRESTAR          BANK OF AMERICA            WACHOVIA
           RATIO
----------------------------- ---------------------- ------------------ ----------------------- ---------------------

           > 2.5                      .3125                .3125                 .25                    .25
----------------------------- ---------------------- ------------------ ----------------------- ---------------------

         1.5 - 2.5                    .2500                .2500                .18725                 .18725
----------------------------- ---------------------- ------------------ ----------------------- ---------------------

          .5 - 1.5                    .1875                .1875                 .125                   .125
----------------------------- ---------------------- ------------------ ----------------------- ---------------------

    LESS THAN   .5                    .1875                .1250                 .125                   .125
----------------------------- ---------------------- ------------------ ----------------------- ---------------------



The "Unused Commitment" amount for purposes of determining the Unused Commitment fee for any Fiscal Quarter shall be equal to the amount of each Lender's total Commitment, minus the average daily amounts of the Loan actually outstanding during such Fiscal Quarter just ended or calendar month, as the case may be.

                                    EXHIBIT B
                                    ---------

                           REPLACEMENT COMMERCIAL NOTE

____________, 1999                                              $35,000,000.00
                                                                  Commitment

                  FOR VALUE RECEIVED, the undersigned (the "Maker"), unconditionally promises to pay to the order of ___________________ (the "Bank"), without offset, at the Bank's office in Norfolk, Virginia, or at such other place as the Bank may designate, all sums advanced hereunder pursuant to the Credit Agreement (as hereinafter defined), with interest payable on the first day of each month beginning February 1, 1999, and at maturity, on the unpaid principal balance of such sums from the date of each advance until repaid in full. If not earlier paid, the aggregate amount of all sums outstanding, set forth below in the last entry on the Schedule of Advances and Payments set forth below as "Principal Amount Outstanding," together with interest shall be paid in full on such date as is provided for in the Credit Agreement, dated June 20, 1997, as amended, by and among the Maker and Wachovia Bank, N.A., Bank of America, N.A. d/b/a NationsBank, N.A., successor to NationsBank, N.A., Crestar Bank and First Union National Bank (successor in interest to Signet Bank), as Lenders (the "Credit Agreement"). Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Credit Agreement.

                  All payments made on this Note may be applied, at the Bank's option first to unpaid commitment fees and costs of collection, if any, then to accrued interest, then to principal and then to other fees.

                  The Bank may, but shall not be required to, enter all advances and payments on this Note in the Schedule of Advances and Payments set forth below. In no event shall the principal sum set forth below in the last entry on the Schedule as "Principal Amount Outstanding" exceed the Bank's Commitment. The aggregate Principal Amount Outstanding shown on the Schedule shall be prima facie evidence of the principal amount owing and unpaid on this Note. The failure to record the date and amount of any advance on the Schedule shall not, however, limit or otherwise affect the obligations of the Maker under this Note to repay the principal amount of the advance together with all interest accruing thereon.

                  Interest on this Note shall accrue at the rate per annum set forth in the Credit Agreement.

                  It is understood and agreed that any officer or authorized employee of the Bank may make entries on the Schedule and on any additional schedules attached hereto upon receipt of written or telephonic instructions of anyone reasonably believed by the Bank to be an authorized officer or agent of the Maker; provided that, in the case of initial borrowings hereunder and increases in the principal amount of borrowings, the amount of such borrowings shall have been credited to the account of the Maker or otherwise delivered to the Maker. Upon written or telephonic instructions of anyone reasonably believed by the Bank to be an authorized officer or agent of the Maker, the Bank may charge Maker's account with the Bank and apply funds therefrom to the payment of interest, principal, or late charges due under this Note. The Maker shall indemnify and hold the Bank harmless from and against any and all claims, damages, losses, costs and expenses (including attorney's fees) which may arise or be created by the acceptance of instructions for making or paying advances by telephone. This Note is issued pursuant to the Credit Agreement. The Maker and Bank shall have the rights and obligations set forth in this Note and the Credit Agreement, including any amendments thereto and any renewals or substitutions thereof.

                  This Note is secured by the Collateral.

                  The happening of any of Event of Default shall constitute an event of default hereunder.

                  Upon the happening of any event of default under this Note, the Bank may exercise its remedies available to it under the Credit
Agreement  and any other rights available to it at law or in equity.

                  If Maker fails to pay any installment of principal and/or interest within seven (7) days of its due date as set forth in the Credit Agreement, or otherwise fails to repay this Note within seven (7) days of its due date, the Maker agrees to pay the Bank on demand a late charge of five percent (5%) of the overdue payment. The Bank may, at its option, apply any late payments (either full or partial) in the following manner: first to interest, then to principal and finally to any late charges.

                  Maker hereby expressly waives presentment, demand, protest and notice of dishonor, and agrees that this Note may be renewed one or more times and any extension or extensions of the time of payment of this Note may be made before, at, or after maturity for periods in excess of the original term of this Note; waives any right which it may have to require the Bank to proceed against any other Person or any property securing this Note; agrees that its liability hereunder shall not be affected or impaired by any failure, neglect or omission of Bank to exercise any remedies of set-off or otherwise that it may have or by any determination that any security interest or lien taken by the Bank to secure this Note is invalid or unperfected.

                  The Bank shall have, but shall not be limited to, the following rights, each of which may be exercised at any time: to pledge or transfer this Note and the Collateral, and any pledgee or transferee shall have all of the rights of the Bank and the Bank shall thereafter be relieved from any liability with respect to any Collateral so pledged or transferred; and after an Event of Default, to transfer the whole or any part of the Collateral into the name of itself or its nominee.

                  Maker agrees to remain liable to the Bank for any deficiency. Any Collateral, and any surplus after sale, may be returned to Maker, but if after sale of the Collateral any obligation or liability of Maker or any guarantor to the Bank is contingent or not due, the Bank may retain such proceeds as additional security for such obligation or liability. The Bank may continue to hold any Collateral after payment of this Note if at any time of payment or any discharge hereof Maker shall be then directly or contingently liable to the Bank pursuant to the Credit Agreement or any of the Loan Documents whether or not such obligation is due, and the Bank may thereafter exercise all rights with respect to such Collateral granted therein even though this Note shall have been surrendered to Maker. Any proceeds of any of the Collateral received by the Bank may be applied by the Bank to the payment of expenses incurred in connection with the

Collateral, including attorneys' fees and legal expenses, and any balance of such proceeds may be applied by the Bank toward the payment of this Note and all other liabilities, and in such order of application as the Bank may from time to time elect.

                  The term "Bank" used herein shall include any future holder of this Note or any agent acting on behalf of the Bank. This Note shall be governed and construed in accordance with the laws of the Commonwealth of Virginia. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. This Note shall apply to and bind Maker's successors and assigns and shall inure to the benefit of the Bank and its successors and assigns.

                                    EXHIBIT C
                                    ---------

                                 COMMERCIAL NOTE

____________, 1999                                              $20,000,000.00
                                                                 Commitment

                  FOR VALUE RECEIVED, the undersigned (the "Maker"), unconditionally promises to pay to the order of WACHOVIA BANK, N.A. (the "Bank"), without offset, at the Bank's office in Norfolk, Virginia, or at such other place as the Bank may designate, all sums advanced hereunder pursuant to the Credit Agreement (as hereinafter defined), with interest payable on the first day of each month beginning February 1, 1999, and at maturity, on the unpaid principal balance of such sums from the date of each advance until repaid in full. If not earlier paid, the aggregate amount of all sums outstanding, set forth below in the last entry on the Schedule of Advances and Payments set forth below as "Principal Amount Outstanding," together with interest shall be paid in full on such date as is provided for in the Credit Agreement, dated June 20, 1997, as amended, by and among the Maker and Wachovia Bank, N.A., Bank of America, N.A. d/b/a NationsBank, N.A., successor to NationsBank, N.A., Crestar Bank and First Union National Bank (successor in interest to Signet Bank), as Lenders (the "Credit Agreement"). Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Credit Agreement.

                  All payments made on this Note may be applied, at the Bank's option first to unpaid commitment fees and costs of collection, if any, then to accrued interest, then to principal and then to other fees.

                  The Bank may, but shall not be required to, enter all advances and payments on this Note in the Schedule of Advances and Payments set forth below. In no event shall the principal sum set forth below in the last entry on the Schedule as "Principal Amount Outstanding" exceed the Bank's Commitment. The aggregate Principal Amount Outstanding shown on the Schedule shall be prima facie evidence of the principal amount owing and unpaid on this Note. The failure to record the date and amount of any advance on the Schedule shall not, however, limit or otherwise affect the obligations of the Maker under this Note to repay the principal amount of the advance together with all interest accruing thereon.

                  Interest on this Note shall accrue at the rate per annum set forth in the Credit Agreement.

                  It is understood and agreed that any officer or authorized employee of the Bank may make entries on the Schedule and on any additional schedules attached hereto upon receipt of written or telephonic instructions of anyone reasonably believed by the Bank to be an authorized officer or agent of the Maker; provided that, in the case of initial borrowings hereunder and increases in the principal amount of borrowings, the amount of such borrowings shall have been credited to the account of the Maker or otherwise delivered to the Maker. Upon written or telephonic instructions of anyone reasonably believed by the Bank to be an authorized officer or agent of the Maker, the Bank may charge Maker's account with the Bank and apply funds therefrom to the payment of interest, principal, or late charges due under this Note. The Maker shall indemnify and hold the Bank harmless from and against any and all claims, damages, losses, costs and expenses (including attorney's fees) which may arise or be created by the acceptance of instructions for making or paying advances by telephone. This Note is issued pursuant to the Credit Agreement. The Maker and Bank shall have the rights and obligations set forth in this Note and the Credit Agreement, including any amendments thereto and any renewals or substitutions thereof.

                  This Note is secured by the Collateral.

                  The happening of any of Event of Default shall constitute an event of default hereunder.

                  Upon the happening of any event of default under this Note, the Bank may exercise its remedies available to it under the Credit
Agreement  and any other rights available to it at law or in equity.

                  If Maker fails to pay any installment of principal and/or interest within seven (7) days of its due date as set forth in the Credit Agreement, or otherwise fails to repay this Note within seven (7) days of its due date, the Maker agrees to pay the Bank on demand a late charge of five percent (5%) of the overdue payment. The Bank may, at its option, apply any late payments (either full or partial) in the following manner: first to interest, then to principal and finally to any late charges.

                  Maker hereby expressly waives presentment, demand, protest and notice of dishonor, and agrees that this Note may be renewed one or more times and any extension or extensions of the time of payment of this Note may be made before, at, or after maturity for periods in excess of the original term of this Note; waives any right which it may have to require the Bank to proceed against any other Person or any property securing this Note; agrees that its liability hereunder shall not be affected or impaired by any failure, neglect or omission of Bank to exercise any remedies of set-off or otherwise that it may have or by any determination that any security interest or lien taken by the Bank to secure this Note is invalid or unperfected.

                  The Bank shall have, but shall not be limited to, the following rights, each of which may be exercised at any time: to pledge or transfer this Note and the Collateral, and any pledgee or transferee shall have all of the rights of the Bank and the Bank shall thereafter be relieved from any liability with respect to any Collateral so pledged or transferred; and after an Event of Default, to transfer the whole or any part of the Collateral into the name of itself or its nominee.

                  Maker agrees to remain liable to the Bank for any deficiency. Any Collateral, and any surplus after sale, may be returned to Maker, but if after sale of the Collateral any obligation or liability of Maker or any guarantor to the Bank is contingent or not due, the Bank may retain such proceeds as additional security for such obligation or liability. The Bank may continue to hold any Collateral after payment of this Note if at any time of payment or any discharge hereof Maker shall be then directly or contingently liable to the Bank pursuant to the Credit Agreement or any of the Loan Documents whether or not such obligation is due, and the Bank may thereafter exercise all rights with respect to such Collateral granted therein even though this Note shall have been surrendered to Maker. Any proceeds of any of the Collateral received by the Bank may be applied by the Bank to the payment of expenses incurred in connection with the

Collateral, including attorneys' fees and legal expenses, and any balance of such proceeds may be applied by the Bank toward the payment of this Note and all other liabilities, and in such order of application as the Bank may from time to time elect.

                  The term "Bank" used herein shall include any future holder of this Note or any agent acting on behalf of the Bank. This Note shall be governed and construed in accordance with the laws of the Commonwealth of Virginia. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. This Note shall apply to and bind Maker's successors and assigns and shall inure to the benefit of the Bank and its successors and assigns.




SCHEDULE OF ADVANCES AND PAYMENTS OF PRINCIPAL

------------------- --------------- -------------------------------------- ---------------- ----------------- ----------------
                                                                                               PRINCIPAL          APPROVING
                                      MATURITY; RATE OPTIONS; METHOD OF                          AMOUNT           PERSON'S
       DATE            ADVANCES             DISBURSEMENT; OTHER                PAYMENTS        OUTSTANDING        INITIALS
------------------- --------------- -------------------------------------- ---------------- ----------------- ----------------

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

                  To the extent any of the provisions contained herein are inconsistent with or conflict with the terms of the Credit Agreement, the Credit Agreement shall govern.

                  Witness the following signature of a duly authorized officer of Maker who has executed this Note on behalf of Maker and who has executed this Note under seal as of the day and year first written above.

                                      MAKER:

                                      METRO INFORMATION SERVICES, INC.
                                      a Virginia corporation

                                      By:_______________________________(SEAL)
                                          Robert J. Eveleigh, Vice President
                                          and Chief Financial Officer